UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2018 (January 3, 2018)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-37419 (Commission File Number)	95-2636730 (I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2018, R. Scott Meyers, previously the Chief Accounting Officer of PDC Energy, Inc. (the “Company”), was appointed as the Company’s Chief Financial Officer. Mr. Meyers will continue to function as the Company’s principal accounting officer.

Mr. Meyers, 43, has been the Company’s Chief Accounting Officer since April 2009.  Prior to joining the Company, he served as a Senior Manager with Schneider Downs Co., Inc., an accounting firm based in Pittsburgh, Pennsylvania, and PricewaterhouseCoopers LLP.  Mr. Meyers holds a B.S. in Accounting from Grove City College, Pennsylvania.  In connection with his appointment as CFO, the following changes were made to his compensation: (i) his annual base salary was increased from $280,000 to $370,000, (ii) his target bonus was increased from 50% to 80% of his base salary, (iii) the target value of his annual equity award increased from $308,000 to $1,000,000, (iv) he became a participant in the Company’s Executive Severance Compensation Plan and (v) he will receive other benefits consistent with those provided to other members of the Company’s senior management team.

Contemporaneously with Mr. Meyers’ appointment as CFO, David Honeyfield resigned from that position.  Mr. Honeyfield’s resignation did not result from a disagreement with the Company with respect to any matter relating to the Company’s operations, policies or practices, including its accounting policies and procedures.  Severance and any other amounts payable to Mr. Honeyfield in connection with his separation have not been determined at this time.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2018

PDC Energy, Inc.

By:	/s/ Daniel W. Amidon
Daniel W. Amidon
General Counsel and Secretary

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